NEWTEK BUSINESS SERVICES CORP.
SUBSIDIARIES

Name of Company	State of Incorporation/Organization

CCC Real Estate Holdings, LLC	Delaware
Exponential Business Development Co., Inc.	New York
NBSH Holdings, LLC	New York
Newtek Asset Backed Securities, LLC	New York
Newtek Business Services Holdco 1, Inc. (surviving entity of January 2021 merger with Newtek Business Services Holdco 2, Inc.)	New York
Newtek Business Services Holdco 2, Inc.	New York
Newtek Business Services Holdco 3, Inc.	New York
Newtek Business Services Holdco 4, Inc.	New York
Newtek Business Services Holdco 5, Inc. (formerly Banc Serv Acquisition Co, Inc.)	New York
Newtek Business Services Holdco 6, Inc.	New York
Newtek Commercial Lending, Inc.	New York
Newtek LSP Holdco, LLC	New York
Newtek Small Business Finance, LLC	New York
The Whitestone Group, LLC	New York
Wilshire DC Partners, LLC	District of Columbia
Wilshire Holdings I, Inc.	New York
Wilshire Louisiana Bidco, LLC	Louisiana
Wilshire Louisiana Partners II, LLC	Louisiana
Wilshire Louisiana Partners III, LLC	Louisiana
Wilshire Louisiana Partners IV, LLC	Louisiana
Wilshire New York Partners III, LLC	New York
Wilshire Partners, LLC	Florida